As filed with the Securities and Exchange Commission on  August 13, 2001
           Registration No. 333-_____


                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                       FORM SB-2
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                                WELLSTONE FILTERS, INC.
                     (Name of small business issuer as specified in its charter)

                  Delaware                2111           33-0619264
          (State or Jurisdiction of    Primary SIC Code      (IRS Employer
       incorporation or organization)                      Identification No.)

             712 Kitchawan Road                    Learned Jeremiah  Hand, CEO
Ossining, New York 10562                                    712 Kitchawan Road
               (914) 762-7586                          Ossining, New York 10562
(Address, including zip code, and telephone number,
including area code                          (914) 762-7586
of Registrant's principal executive offices) (Name, address, including zip code, and telephone
                           number, including area code, of agent for service


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                                            CALCULATION OF REGISTRATION FEE


Proposed Maximum                         Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.................    1,284,200               1.00          $    1,284,200      $   321.05

Total..................................    1,284,200                             $    1,284,200      $   321.05 (2)




(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $1.00 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
(2)    Paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                               WELLSTONE FILTERS, INC.
                                          1,284,200 Shares of Common Stock
                                                  (par value $.001)

      The 1,284,200 shares of common stock, par value $.001 of Wellstone Filters, Inc., a Delaware corporation ("Wellstone") are offered by the selling stockholders. See "Plan of Distribution." The expenses of the offering, estimated at $8,000, will be paid by Wellstone. Wellstone will not receive any proceeds from the sale of shares by the selling stockholders.

      There is currently no trading market for the common stock. Wellstone has applied for trading of the common stock on the Electronic Bulletin Board under the proposed symbol ?____?. There can be no assurance that the Electronic Bulletin Board will accept the common stock for trading nor that there will ever exist a broad trading market for the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PURCHASE OF THESE SECURITIES INVOLVES RISKS.  See "Risk Factors" on page 3.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



















                                  The  date of this  prospectus  is  August  __,
2001.

      No person has been authorized in connection with this offering to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Wellstone. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Wellstone since the date hereof.


                                                 PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus.

Wellstone

      Wellstone Filters, Inc. ("Wellstone") through its subsidiary Wellstone Filters, LLC, develops and markets a proprietary cigarette filter technology, comprised of a standard cellulose acetate cigarette filter impregnated with 3C904, our patented formulation. Wellstone filtered cigarettes deliver the taste and enjoyment people prefer with less of the tar and toxins traditionally associated with smoking. Wellstone filters outperformed ordinary cigarette filters in a side by side comparison. 3C904 efficiently removes tar without compromising taste. 3C904 removes 59% of tar and nicotine using the FTC mandated testing methodology. In a double-blind taste test, 66% of smokers preferred Wellstone filtered cigarettes over ordinary filtered cigarettes and 34% were unable to taste the difference. When tested in the Ames test, a well-accepted, FDA-approved test for mutagenicity, Wellstone filters removed 98% of cancer causing toxins (or it may be modified to remove any level of carcinogens up to that point). In addition, Wellstone filters also confer cosmetic benefits by chemically trapping teeth staining compounds.

      Wellstone is in negotiations and discussions with several U.S. cigarette manufacturers for inclusion of its filter technology in one or more cigarette lines. The technology has undergone and continues to undergo testing by these manufacturers, and additional independent testing will need to be conducted by the Company at a cost of $1 million to comply with FTC testing requirements.

      A US patent has been issued on the 3C904 technology. International patent applications have been submitted worldwide.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

Securities Offered:...................       1,284,200 shares of common stock.

Risk Factors.......      The securities offered hereby involve a high degree of
                    risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.  See "Risk Factors."

Common Stock Outstanding(1) Before Offering:.....       11,284,200(1) shares

Common Stock Outstanding After Offering:.........       11,284,200(1) shares

NASD Electronic Bulletin Board Symbol (proposed)_____

(1)      Based on shares outstanding as of June 30, 2001.

         The corporate offices of Wellstone are located at 712 Kitchawan Road, Ossining, New York 10562, and its telephone number is (914) 762-7586.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Some of these risk factors follow. Before you buy consider the following risk factors and the rest of this prospectus.

                                                    RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider these risk factors.

We Are Still in the Research and Development Stage.

         Wellstone's activities have been limited to research and development, medical testing and initial marketing. There can be no assurance that Wellstone will be able to find a market for its products, achieve a significant level of sales or attain profitability. Wellstone is in need of approximately $3,000,000 in funding to carry out its business plan for the next 12 months to acquire equipment to establish in house testing facilities, marketing costs, general and administrative expenses and working capital. The terms of any offering have not been determined. As a result of the increase in operating expenses caused by expansion, operating results may be adversely affected if significant sales do not materialize, whether due to competition or otherwise. There can be no assurance that Wellstone will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability. As a result, Wellstone believes that its prior results of operation are not necessarily meaningful and should not be relied upon as an indication of future performance. There can be no assurance that the Company will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

We Are Dependent on the Domestic Tobacco Business.

         Substantially all of our revenues are expected to be derived from sales in the United States. The U.S. cigarette business has been contracting in recent years. If the U.S. cigarette market continues to contract, it could adversely affect our potential future sales, operating income and cash flows.

Our Need for a Strategic Partner

         The cigarette industry is dominated by relatively few companies. Entry is difficult and less than 2% of filters are outsourced. We can't expect to achieve widespread acceptance of our filter technology without entering into supply agreements with one ore more cigarette manufacturers. Although we have conducted preliminary discussions with a few of such firms, we cannot be certain that any supply agreements can be reached. Prior to any agreement we need to subject the filter technology to further testing. This testing will be expensive and favorable test results do not guarantee that a supply contract will be entered into. We believe that the commercial use of our filter technology is not only dependent on its safety and efficacy, but also its marketability to consumers, we will need to convince one or more major tobacco companies that using our filter technology will enable it to achieve or maintain profitability or market share.

We don't have any production facilities

         To date we have only manufactured the filter material in small batches. The manufacturing process is not overly complicated, and we have identified sources of manufacturing equipment, but problems in establishing manufacturing facilities and meeting demand can be expected (source of raw materials?)

Competition Could Adversely Affect Us.

         The cigarette industry is highly competitive. We encounter competition from developers of low-carcinogen tobacco and developers of other filter technology, which may have substantially greater financial, manufacturing, marketing and other resources than we do. While we are not aware of any other company which utilizes filter technology similar to ours, such competition may arise in the future.

Our filter May Not Be Accepted by the Marketplace.

         While we have produced and test marketed our filter technology, and results to date indicate no adverse effect on taste, our filter may not be accepted ultimately by adult smokers. Adult smokers may decide not to purchase tobacco products made with our filters due to taste or other preferences.

The Cigarette Industry is Subject to Substantial and Increasing Regulation and Taxation.

         Various federal, state and local laws limit the advertising, sale and use of cigarettes, and these laws have proliferated in recent years. If this trend continues, it may have material and adverse effects on potential sales, operating income and cash flows. In addition, cigarettes are subject to substantial and increasing excise taxes. The federal excise tax on cigarettes increased from $.24 per pack in 1999 to $.34 in 2000, and to $.39 in 2002. Additionally, state excise taxes range from $.025 per pack in Virginia to $.87 per pack in California. Increased excise taxes may result in declines in overall sales volume. This result could adversely affect the market for our product.

         The  U.S.  Food  and  Drug   Administration   ("FDA")  has  promulgated
regulations governing the sale and advertising of tobacco products. These regulations are designed primarily to discourage the sale to, and consumption by, adolescents and children. The authority of the FDA to promulgate such regulations was challenged in the federal courts. On March 21, 2000, the United States Supreme Court in a five to four decision held that the Congress has not given the FDA authority to regulate tobacco products as customarily marketed. Given the decision by the Supreme Court it is unclear whether the 106th or 107th Congress will act to grant such authority to the FDA, although legislation that would create such authority has already been introduced in Congress.

Lawsuits May Affect Our Profitability; We Have Limited Insurance Coverage.

         We are not named as a defendant in any legal actions affecting the tobacco industry, including proceedings and claims arising out of the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of cigarettes. While we believe that the risk of being named a defendant in such a lawsuit is relatively low, we may be named as a defendant in the future as there has been a noteworthy increase in the number of these cases pending. Punitive damages, often in amounts ranging into the hundreds of millions, or even billions of dollars, are specifically pleaded in a number of these cases in addition to compensatory and other damages. We don't yet have any product liability insurance, and if such can be obtained it probably would be very limited in scope of coverage which is limited to any claims that tobacco products manufactured by or for us contain any foreign object. Such insurance probably does not cover health-related claims such as those that have been made against the major manufacturers of tobacco products. We do not believe that such insurance currently can be obtained. Accordingly, our inclusion in any of these actions or any future action could have a material and adverse effect on our financial condition.

We May Not Properly Manage Our Growth.

         If we are successful in obtaining and increasing market acceptance for our products, we will be required to manage substantial volume from our customers. To accommodate any such growth and compete effectively, we will be required to attract, integrate, motivate and retain additional highly skilled sales, technical and other employees. We face competition for these people. Our ability to successfully manage such volume also will be dependent on our ability to set up any production operations. There can be no assurance that we, or any person contracted with to produce our filter in commercial quantities can overcome the challenge of setting up any production operations or that our personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to implement and improve our operational, financial and management systems or to attract, integrate, motivate and retain additional employees required by future growth, if any, could have a material and adverse effect on our business and prospects, financial condition and results of operations.

We May Not Be Successful in Protecting Our Proprietary Rights.

         Our success in commercially exploiting our proprietary technology depends in large part on our ability to defend our issued patent, to obtain further patent protection for the technology in the United States and other jurisdictions, and to operate without infringing upon the patents and proprietary rights of others. Additionally, we must be able to obtain appropriate licenses to patents or proprietary rights held by third parties if infringement would otherwise occur, both in the United States and in foreign countries.

         Patent positions, including our patent positions (owned or licensed) are uncertain and involve complex legal and factual questions for which important legal principles are unresolved. Any conflicts resulting from third party patent applications and patents could significantly reduce the coverage of our patents and limit our ability to obtain meaningful patent protection. If patents are issued to other companies that contain competitive or conflicting claims, we may be required to obtain licenses to these patents or to develop or obtain alternative technology. Such licensing agreements, if required, may be unavailable on acceptable terms or at all. If such licenses are not obtained, we could be delayed in or prevented from pursuing the development or commercialization of our products.

         Litigation which could result in substantial cost may also be necessary to enforce any patents to which we have rights, or to determine the scope, validity and unenforceability of other parties' proprietary rights which may affect our rights. U.S. patents carry a presumption of validity and generally can be invalidated only through clear and convincing evidence. We may also have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine the priority of an invention, which could result in substantial cost. There can be no assurance that our licensed patents would be held valid by a court or administrative body or that an alleged infringer would be found to be infringing. The mere uncertainty resulting from the institution and continuation of any technology-related litigation or interference proceeding could have a material and adverse effect on our business and prospects.

         We may also rely on unpatented trade secrets and know-how to maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with employees, consultants, suppliers and others. There can be no assurance that these agreements will not be breached or terminated, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors.

We Depend On Key Personnel.

         We depend upon the continued services of our senior management for our continued success. The loss of either of the Company's Chief Executive Officer, Learned Jeremiah Hand or the Company's President, Carla Cerami Hand, could have a serious negative impact upon our business and operating results.

No cash dividends have or will be paid.

         Wellstone has not paid any cash dividends on its capital stock. Wellstone anticipates that its future earnings, if any, will be retained for use in the business, or for other corporate purposes, and it is not anticipated that any cash dividends on its common stock will be paid in the foreseeable future. Investors cannot expect to receive any dividends or other periodic income on their investment. See "Dividend Policy" and "Description of Securities."

Nasdaq Stock Market rules could make it hard to resell your shares.

         Wellstone's common stock does not meet the current Nasdaq listing requirements for the SmallCap(R) Market. Until Wellstone is able to satisfy Nasdaq's requirements for listing, trading, if any, of the common stock will be conducted on the NASD's OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of Wellstone's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Wellstone, and lower prices for Wellstone's securities than might otherwise be attained.

         In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

We could issue more shares in the future without your permission.

         Wellstone's board of directors has the power, without the consent of the shareholders, to issue additional shares of common stock or preferred stock for such consideration as may be permitted under the Delaware General Corporation Law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock. In view of the large number of authorized but unissued shares of common stock (8,715,800 Shares as of the date of this prospectus) current shareholders are subject to significant potential dilution in their ownership interest in Wellstone. See "Description of Securities."

Management control discourages takeovers and affects value.

         Management owns 7,800,000 shares. Even after the offering is sold management will be able to elect all the board of directors and otherwise control Wellstone and its operations, and investors will have little, if any control over Wellstone's management. The concentration of control in management will discourage takeover
attempts and the purchase of shares by persons who wish to acquire control of Wellstone. See "Management."

Management has limited experience and may make lots of mistakes.

         Management has very limited experience in managing business enterprises, and is not expected to work full time for Wellstone and will not receive any compensation for the near future. We also will need to locate and hire additional personnel. We may not be able to find such personnel, especially in an expanding economy. or we might not be able to afford to pay market rate salaries or hourly compensation. Management will in all likelihood make mistakes due to inexperience, and this could affect the operating results.

We could change the strategy we outline in this prospectus.

         Although we have no current plan to do so, we may change our business strategy in the future and may not pursue some of the goals stated herein.

                                               ADDITIONAL INFORMATION

         Wellstone has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Wellstone and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Wellstone will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to Wellstone at 712 Kitchawan Road, Ossining, New York 10562, telephone (914) 762-7586.

         Wellstone is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Wellstone intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Wellstone may determine.

                                                   DIVIDEND POLICY

         Wellstone has not paid any dividends on its common stock. Wellstone currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                            MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of June 30, 2001, there were approximately 120 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. At the present time 1,000,000 shares outstanding are eligible to be sold under Rule 144, subject to volume limitations (10,000 shares each 90 days) by each individual who is an "affiliate" such as any director or executive officer, or otherwise as defined under Rule 144.

                                                  PLAN OF OPERATION

         Currently our operations are being funded by shareholder advances. Further development of our business is dependent on obtaining debt or equity financing, which we are currently seeking.

         We believe that approximately $3,000,000 in funding is necessary. This amount will be enough for us to set up our own FTC testing facility at a cost of $1,000,000, fund one years' general and operating expenses of $2,000,000, produce test material, and hire additional marketing and production staff.

         The testing facility will produce revenue as will, performing testing on a bontract basis for others. Alternatively, we could employ an outside firm to perform the FTC testing on our filter at a cost of $1 million. We hope that after testing and marketing 3C904 for one year we will be able to obtain a supply contract with one or more cigarette or filter manufacturers, but it might take significantly more time than one year. We might also never be able to sell 3C904 in significant quantities. The terms of any supply contract have not been determined.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         We are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to selection and purchase of an aircraft, aircraft maintenance, and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern. Due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds Management believes that it will be able to raise the required funds for operations from one or more future offerings. However, risks inherent in the business as discussed under the caption "Risk Factors" may affect the outcome of Management's plans.

                                                      BUSINESS

General

         Wellstone Filters, LLC was founded in 1998 by Dr. Carla Cerami at Cerami Consulting Company. In connection with its research on diabetes, Cerami Consulting investigated the impact of smoking on diabetes and then decided to investigate the possibility of developing a filter technology that would remove carcinogens without impacting flavor. As a result of their research, Cerami Consulting has filed for US and international patents on the technology and licensed it and related patents to Wellstone LLC for potential commercialization. Only the US patent has issued thus far (September 19, 2000, U.S.Patent 6,119,701).

         The filter technology, referred to internally as 3C904, has been tested by Wellstone LLC in small manufacturing batches. Baumgartners, the largest U.S. filter manufacturer and second largest worldwide, has recently manufactured filters with the technology for approximately 32,800 cigarettes for their testing purposes. Wellstone LLC is in negotiations with several major manufacturers for licensing or supply contracts. Use of the technology in cigarettes manufactured for U.S. sale is dependent upon completion of an FTC standardized test for taste, nicotine and carbon monoxide.

         On May 25, 2001, Wellstone LLC was acquired by Farallon Corporation, a publicly reporting corporation formed solely to seek for and make an acquisition. Farallon Corporation, incorporated in 1994, subsequently changed its name to Wellstone Filters, Inc. References to Wellstone in this prospectus refer to the combined entity.

The Tobacco and Cigarette Industry

         Annual U.S. sales of cigarettes are $46 billion, according to the U.S. Department of Agriculture, with
$13 billion of that figure being paid on excise taxes and $12.5 billion in operating profit to the tobacco companies. Approximately 48 million americans smoke; worldwide, the figure is estimated to be 1.1 billion people. The five major U.S. cigarette manufacturers produced 11 billion packs of cigarettes in the U.S. in
1997:  (Source:  One Source 2001)

                                                                                U.S. Market Share
                  Phillip Morris Cos., Inc.                                             48%
                  RJ Reynolds                                                           25%
                  British American Tobacco Industries
                     Subsidiary of Brown & Williamson                                   11%
                  Larillard                                                              9%
                  Liggett                                                                2%
                                                                                     ------
                     Total                                                              95%

Filters

         Almost all cigarettes sold are filtered. Worldwide, 93% of the 5.3 trillion cigarettes sold in 1993 were filtered. Four types of material are used in filters: cellulose acetate (88%), ploypropylene (21% primarily in China) pure cellulose (less than 1%), and granular additive filters such as activated charcoal (1%). Activated charcoal filters, which have been proven to reduce carcinogenicity, have probably not become more popular due to this reason. The development of a "safe" or "safer" cigarettes has been slow due to two factors. First, the manufacturers had no interest in developing "safer" cigarettes since to do so would be an admission that smoking was prejudicial to health, which would adversely impact sales and lead to liability. We think this is no longer a factor due to overwhelming consensus that smoking is unhealthy, and the 1996 settlement between the Federal government and the tobacco companies.

         Second, an effective filter also is likely to remove that substance in tobacco smoke which makes smoking a pleasurable or addictive habit - nicotine.

         Cigarette manufacturers produce their own filters, or purchase from outside manufacturers, principally Baumgartner, Ltd. with $226 million filter sales in 1999, and Filtrona Richmond, Inc. with $100 million in filter revenue in 1999.

         Another device used to enhance a filter performance is to make perforations around the base of the filter. The introduction of air dilutes the smoke, but this device can be circumvented by the smoker by covering the perforations with the fingers.

Harmful components of tobacco smoke

         Tobacco smoke is comprised of atmospheric and other gases, particulate matter, and hundreds of chemical compounds. Tar is condensed tobacco smoke. Nicotine is the addictive substance in tobacco smoke. In the doses found in cigarette smoke Carbon Monoxide reduces the blood's ability to carry oxygen. Known carcinogens include benzene, 2-napthylamine, 4-amino byphenyl and radioactive polonium-210. Potential carcinogens include N-nitrosodiethylamine, N-nitrosopyrrolidine, benzoapyrene, N-nitrosodieth aholomine and cadmium are thought to be advanced glycosylation end products (AGEs) which are produced by oxidation (burning) and glycation (reaction) of proteins and lipids (fats).

Our filters removes most carcinogens

         Our filter material works by trapping nucleophiles (such as AGEs) in tobacco or produced during combustion. 250 milligrams of the filter material is inserted into a compartment in a cellulose acetate filter. We found through testing that more than 250 mg requires excess inspiratory force. Tests of 36,000 filters also showed that effectiveness of the filter is related to the amount of filter material, and that the combination of 250 mg of material and a cellulose acetate filter removes 92% of tar but only 10% of nicotine. A double blind test conducted by us (12 individuals with an average age of 41, average smoking duration 18.4 years, smoking and average of 25.7 cigarettes per day revealed that 67% preferred the taste if cigarettes with our filter, and the remainder did not prefer one over the other.

         Our filter material is the subject of U.S. Patent 6,119,701, "Methods, agents and devices for removing nucleophilic toxins from tobacco and tobacco smoke", issued September 19, 2000, to Anthony Cerami, a shareholder, and Dr. Carla Cerami M.D./Ph.D. and Dr. Peter Ulrich Ph.D. Compounds in the filter material include periodate-oxidated (dialdeyhde) devivaties of the polysaccarides cellulose, starch, agarose, 15-30 mesh, dustfree granules, is then bound into a matrix of agarose, cellulose, chitosan dextran and/or polyvinylpryrolidon, regranulated and inserted into conventional cellulose acetate filters.

         Dr. Anthony Cerami is also co-author of 30 patents focusing on AGEs and four other patents related to the development, production and testing of the material. These four patents and the primary patent have been licensed to us on a royalty free basis.

Results of In-house Testing.

         Wellstone has tested the filter technology in its biopharmaceuticals laboratory, using standard cigarette filter material (cellulose acetate) impregnated with the compound. We will refer to the compound by its internal designation "3C904."

         The Ames test is a standard test used to measure mutagenicity by exposing the smoke (filtered and unfiltered) to a strain of Salmonella bacteria. The Ames test demonstrated that the 3C904 filter caused 90% less mutagens than the control cigarette [graph].

         The Greiss test measures nitrosamines, which are contained in cigarette smoke and believed to be carcinogenic with the level of concentration of 3C904 in the Wellstone filter an 80% reduction in nitrosamines was observed. [graph]

         Reduction of tar was tested by LabStat, an independent laboratory. Wellstone's internal testing demonstrates that the technology can remove at least 90% of tar. LabStat tested a filter designed by Wellstone to remove 50% of tar. LabStat, using standard FTC testing, determined tat this specific filter strength removed 59% of the tar. [graph].

         Based on further in house testing conducted by Wellstone, we believe that the 3C904 compound can reduce tar and nicotine levels below that of any ultralight cigarette on the market.

         A double blind test has been performed on 20 smokers, who concluded that the Wellstone filtered cigarette employing an ultralight blend of tobacco tested better (66%) or equivalent (34%). A second double blind test compared an ultralight cigarette, both with and without the Wellstone filter. These smokers were told that the control cigarette was an ultralight, and they rated the Wellstone cigarette as regular (58%) light (33%) or ultralight (8%). Although taste is subjective and subject to many factors, we believe that these preliminary tests demonstrate that the technology has no adverse effect on taste.

FTC Test.

         The standard filters currently used are made from cellulose acetate. Many of these brands use ventilated filters - a system with small perforations around the filter that are designed to draw in additional air during smoking. In brands with ventilated filters, air introduced through the vents dilutes the amounts of tar, nicotine, carbon monoxide (CO), and other hazardous constituents of cigarette smoke.

         There is currently no FDA regulations of cigarettes and none is expected in the near future. Wellstone filters will concentrate its efforts on showing the efficacy of the Wellstone filtering material of lowering tar and nicotine levels as measured in the standard FTC (Federal Trade Commission) test which is widely used and recognized.

         This test employs a machine which simulates human smoking and tests the "inhaled" smoke. The cost for an outside lab to carry out this test is approximately $1 million. Our plan is to set up our own lab with $1,000,000 of the proceeds of this offering and carry out the test in house. This would give us a secondary revenue stream as well, doing third party testing.

         The FTC Testing Method is the standard test method that has been used in the United States since 1967 to determine smoke cigarette yields of "Tar" and nicotine. The determination of carbon monoxide yields in cigarette smoke was added to the method in 1980. "Tar" is an extremely complex mixture of chemical compounds. To date, about 4,900 compounds have been identified in "tar". The FTC testing method has been criticized since its inception, and we agree that the method does have its limitations. The most compelling argument against the use of this test is that the FTC numbers are generated under "standardized" conditions, while human smoking behavior varies widely, both within and between individuals. Among these variables are the number, frequency and volume of the puffs taken by the smoker. In other words, a smoker, such as those who smoke many of the ultralight brands now on the market, may take larger or more frequent puffs and is therefore more likely to inhale more "tar" and nicotine. Another difference between the smoking machines and actual smokers is that smokers of the currently marketed light and ultralight brands (which commonly have ventilated filters) will cover the ventilation holes while they smoke and therefore increase the amount of tar and nicotine they inhale. Ventilation holes are usually invisible to the casual observer and placed in the exact location where a smoker normally holds a cigarette using his/her second and third fingers, but above the place where the smoking machines "holds" a cigarette. Numerous scientific studies and articles have shown that individual smokers will vary their smoking behavior and technique in order to inhale the amount of nicotine they are accustomed to.

         RJR, which is well aware of all these variables, makes the following point about the FTC Testing method on its web site:

         "The numbers produced by the FTC method are analogous to those that report EPA gas mileage, and they have always been intended by the FTC to be used in the same way the gas-mileage numbers are used. Gas-mileage numbers don't predict exactly how many miles per gallon any particular driver will actually get while driving a certain car. The mileage numbers simply report how much mileage one car gets compared to another car tested under the exact same set of circumstances. As a result, its provides a relative ranking that can help drivers choose between one car and another.

         Nonetheless, the method plays a very important role, providing an accurate and precise way to compare cigarette yields under standardized machine-smoking conditions and to rank cigarettes based on their yields."

         Wellstone Filters understands that the FTC testing method is imperfect and may change in the future as a result of additional legislation. We have tested our cigarettes using this method (and shown a decrease in tar and nicotine levels) because it is a widely used test and is accepted by the tobacco industry, the U.S.
government and apparently by consumers, despite its shortcomings.

         Wellstone is committed to the continuous improvement of cigarette filter and tobacco technology. We also believe that smokers should be made aware of all available data on the dangers and hazards of smoking as well as of all potential new testing procedures that could help them to compare one brand to another. Our scientists will continue research in this area in the hopes of developing additional filters that may compliment or ultimately replace the original Wellstone filter.

Marketing

         We have engaged in preliminary discussions with Baumgartner, Ltd., the largest filter manufacturer, Liggett Group, Inc., and the fifth largest cigarette manufacturer, and others. We think that a larger, 144,000 cigarette test will be necessary in order to proceed further with negotiations with any manufacturer. This test will cost an estimated $150,000. We hope that following successful completion of the additional tests, we can interest one of the bigger manufacturers to make an equity investment in us and/or guarantee minimum purchases of our product. Without such an alliance we think entry into the market will not be possible. Even if our filter technology continues to be proven effective, we think that its success depends on whether or not smokers will be perceived to value a filter that removes nearly all carcinogens. Manufacturers have demonstrated some interest in "healthier" cigarettes. See "Competition."

Manufacturing, Property and Employees

         The material requires commercially available equipment for its manufacture. If we manufacture the material ourselves, we will need to rent initially 3,000 square feet of manufacturing facility, and require 3 manufacturing employees.

         Currently we don't intend to produce any filters, or 3C904, but to outsource this to filter manufacturers. However, it would be possible to produce ourselves.

         We have no employees now other than our officers. They spend most of their time working for affiliated companies. If we obtain funding we intend to hire 2 persons for sales, 3 for manufacturing and 2 for administration.

Competition

         Our technology faces competition, but we think that our technology has clear competitive damages. There are five principal competitors known to use, but more competitors or new technologies could arise at any time.

         RJ Reynolds introduced its Eclipse cigarette in 1998. Eclipse purports to be safer because it primarily heats rather than burns tobacco, greatly reducing second hand smoke, and leaves no ashes, stains or odor. RJR advertised that smoking Eclipse cigarette might reduce the risk of cancer, chronic bronchitis, and emphysema. The American Lung Association and American Heart Association disagree with those claims.

         Star Scientific, under a strategic agreement with Brown & Williamson, produces nitrosamine-free tobacco. Star cures tobacco using microwave radiation instead of heat. According to Star's Annual Report on Form 10-K for the year ended December 31, 2000, the use of more than 3% of Star-cured tobacco in a cigarette results in unacceptable taste. Star is also developing a filter that removes only one toxic agent.

         Sekaps Bio Filter uses activated charcoal integrated with over 40 million of these filters are employed each year, primarily in Russia and Europe. We believe that all or almost all of the BioFilter's efficacy results from its activated charcoal components, and in our opinion this filter shares the defects of activated charcoal filters in general, of adversely affecting taste.

         The Green Ball cigarette filter is manufactured by 3DSD. The Green Ball filter must be purchased separately and attached by the user to the cigarette. 3DSD claims that its filter removes 90% of the nicotine and 75% of tar. We believe that the Green Ball Filter will not be accepted by consumers since it removes too much nicotine and is purchased separately from the cigarettes.

         Immulabs patented Sensi Filter removes several toxic gases (hydrogen cyanide and acrolein) without apparently effecting taste. The filter is expensive, but the main competitive disadvantage compared to our product is that the Sensi Filter does not remove carcinogens. Since the FTC does not test cigarettes for the removal of toxic gases, only tar and nicotine, Immulabs will have difficulty marking marketing claims about the relative safety of this filter.

Intellectual Property

         The technology fundamental to the Company is protected under U.S. Patent number 6,119,701, entitled "Methods, agents and devices for removing nucleophilic toxins from tobacco and tobacco smoke," by Cerami et al., and issued to the Cerami Consulting Corporation. This patent was filed on February 13, 1998, and approved on September 19, 2000. Therefore, the company has controlling rights to the technology on which it is based until February 13, 2018, according to current U.S. Patent law.

         Three other patents are relevant to the Company's product: no 6,110,968 "Methods for treatment predicated on the presence of AGEs in tobacco and its combustion byproducts;" no. 5,854,000 "Methods for measurement and treatment predicated on the presence of AGEs in tobacco and its combustion byproducts;" and no. 5,850,840 "Methods for measurement and treatment predicated on the presence of AGEs and its combustion byproducts." These three patents are also co-authored by a shareholder. Patent no. 6,110,968 was issued to the Picower Institute for Medical Research, and expires on November 10, 2018. Patent nos. 5,854,000 and 5,850,840 were issued to both The Picower Institute for Medical Research and Alteon, Inc., and expire on December 29, 2015 and December 22, 2015 respectively. These three patents are not critical to the foundation of the Company, but provide the Company with a larger intellectual property space, as they supply the rights to the methods of production and efficiency testing of our filters. Relevant patents have been applied for both domestically and internationally that recognize patents.

Facilities.

         We are using office space of an affiliate, Kenneth L. Warren Institute. We also have use of 1 lab room of 1,200 square feet at no cost.

Competition.

         Competition consists of existing filter technology (activated charcoal, and filter perforation to introduce outside air into the filter) a mixture of activated charcoal and cow's blood (SEKAPS BIO-FILTERS - over 40 million filters each year) an unidentified compound which claims to remove unnamed "toxic gases" (Immulater's Sensi Filter) and low-nitrosamine tobacco. (Star Scientific). We don't believe that long term these competitors can compete with our technology. Cows blood has not been shown to have any effect on filtering tar, or nicotine, and activated charcoal, we believe, is less effective than our technology. Reduction of toxic gases and nitrosamines may be beneficial but the FTC does not test for either. We don't know of any other filter technology which can compete, but we can't predict that another will not arise in the future. Our competitors might be better financed and better established than we are.

Governmental Regulation

         The manufacture and sale of cigarettes and other tobacco products and of pharmaceutical products are subject to extensive federal and state governmental regulation in the United States and by comparable authorities in many foreign countries. These national agencies and other federal, state and local entities regulate, among other things, research and development activities and the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of tobacco products.

         There are multiple bills pending before the Congress and in several state legislatures which, if enacted, would significantly change the United States tobacco industry. Some of these federal bills contain provisions which would provide substantial federal government funds for smoking cessation programs and products, as well as incentives to tobacco companies and others to produce less harmful or reduced-risk tobacco products. We are unable to predict what effect, if any, these provisions, if enacted, would have on our technology.



         The FDA has promulgated regulations governing the sale and advertising of tobacco products designed primarily to discourage the sale to, and consumption by, adolescents and children. The authority of the FDA to promulgate such regulations was challenged in the federal courts. A federal District Court upheld the FDA's authority to promulgate such regulations but ruled that certain of the regulations restricting advertising were invalid as violative of the constitutional right of free speech. On appeal, the United States Court of Appeals for the Fourth Circuit affirmed portions of the District Court opinion that held the FDA could not regulate tobacco advertising and ruled that the executive branch of the United States government, in particular the FDA, does not have any authority to regulate tobacco products generally. The federal government appealed the Appeals Court's ruling and the matter was heard by the United States Supreme Court in late 1999. On March 21, 2000, the Supreme Court in a five to four decision held that Congress has not given the FDA authority to regulate tobacco products as customarily marketed. Given the decision by the Supreme Court it is unclear whether the Congress will act to grant such authority to the FDA, although legislation that would create such authority has already been introduced in Congress.


         The requirements for health warnings on cigarettes is governed by the Federal Cigarette Labeling and Advertising Act ("Labeling Act"). The Labeling Act imposes labeling and advertising requirements on the manufacturers, packagers and importers of cigarettes and requires any company wishing to sell cigarettes within the United States to submit a plan to the Federal Trade
Commission explaining how it will comply with the warning label display requirements.


         The sale of tobacco products is subject to taxation in all fifty states. In addition, some states permit municipalities to impose an additional sales tax, and many municipalities do so. The state and municipal sales taxes are imposed upon wholesalers and/or retailers but not manufacturers or suppliers of components such as filters and therefore we have no liability for such taxes. In addition, cigarettes are subject to substantial and increasing excise taxes. The federal excise tax on cigarettes will rise from $.24 per pack in 1999 to $.34 in 2000, and to $.39 in 2002. Additionally, state excise taxes range from $.025 per pack in Virginia to $.87 per pack in California. These taxes could adversely affect cigarette sales in the future and our potential revenues.

Product Liability

         In the United States, there have been numerous and well-publicized lawsuits against the largest manufacturers of cigarettes and other tobacco products initiated by state and municipal governmental units, health care providers and insurers, individuals (for themselves and on a class-action basis) and by others. The legal theories underlying such lawsuits are varied, but are generally based upon one or more of the following: (1) manufacturer defendants have deceived consumers about the health risks associated with tobacco product consumption; (2) such defendants knew or should have known about various harmful ingredients of their products and failed to adequately warn consumers about the potential harmful effects of those ingredients; and (3) such defendants knew of the addictive attributes of nicotine and have purposefully manipulated their product ingredients so as to enhance the delivery of nicotine.

         We believes that the risk of being named a defendant in a lawsuit of the type described above is relatively low, and therefore the risk of liability in any such lawsuit is relatively low, because we intend only to license or supply filters which make cigarettes less prejudicial health.

                                                     MANAGEMENT

Directors and Executive Officers

         The member of the Board of Directors of Wellstone serve until the next annual meeting of stockholders, or until his successors have been elected. The officer serves at the pleasure of the Board of Directors. The following are the directors and executive officers of Wellstone.

         Learned Jermiah Hand       42      Chief Executive and Financial
                                         Officer and Director
         Carla Cerami, MD/PhD       34      President and Director
         Peter C. Ulrich, PhD       47      Director of Chemistry

Learned Jeremiah Hand, Chief Executive Officer

         Mr. Hand joined Wellstone in March, 2000. He has substantial experience managing start up companies both as an investor and consultant. He is a founder and manager of HFC, a private seed venture capital corporation, which has made many internet and biotechnology related investments and is a founder of Medibuy.com. From 1994 to 1999, he served as Vice President at Morgan Stanley Dean Witter. He has a BA cum laude from Amherst College.

Carla Cerami, M.D./Ph.D.,

Dr. Carla Cerami founded Wellstone Filters in 1998 and has extensive experience in managing startup companies.
In 1996, she founded Cerami Consulting Corp., along with her father, Dr.
 Anthony Cerami.  Cerami Consulting Corp.
is the parent company of a consortium of development stage biotech companies, structured as an incubator
organization. She has negotiated contracts and licensing agreements with major pharmaceutical as well as consumer
product companies.  Dr. Cerami received her B.A. from Columbia College and her M.D. and her Ph.D. in Immunology
from New York University.  She completed her surgical internship at North
Shore University Hospital where she
first became interested in the medical problems associated with smoking.
 She is an inventor on four U.S. patents
and the author of seven scientific papers.

Peter C. Ulrich, Ph.D., Director of Chemistry

Dr. Ulrich earned his Ph.D. in Chemistry at Harvard University in the laboratory of Nobel Laureate, Dr. E.J.
Corey. he is an inventor on 43 U.S. patents and the author of 45 scientific papers.

         Wellstone intends to add additional members to its board of directors and to add a full time Chief Financial Officer upon the receipt of funding.

Executive Compensation

         The following table sets forth the cash compensation of Wellstone's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to Wellstone of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Wellstone's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive such other compensation in the years set forth below.

         Until we obtain funding officers are serving without compensation. Expected annual compensation is
$150,000 to Dr. Cerami Hand and $300,000 to Mr. Hand.

                                             Summary Compensation Table


                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION


    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              Restricted         Options/    LTIP
                                                                              Stock ($)SARs(#)   Payouts ($)



 Carla Cerami Hand         2000          $0          0             0              0        0           0          0
 President                 1999           0          0             0              0        0           0
                           1998           0          0             0              0        0           0          0



 Learned Jeremiah Hand     2000          $0          0             0              0        0           0          0
 CEO                       1999           0          0             0              0        0           0
                           1998           0          0             0              0        0           0          0


                                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by Wellstone to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Wellstone's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Wellstone believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage               Percentage
    Name and Address                           Common Stock              Before Offering          After Offering

Learned Jermiah Hand(1)                          1,100,000                    9.7%                     9.7%

Carla Cerami Hand, MD,PhD(1)                     6,700,000                    59.4%                    59.4%

Anthony Cerami, PhD(1)                           1,400,000                    12.4%                    12.4%

Jehu Hand(2)                                      800,000                     7.1%                      __
24351 Pasto Road, Suite B
Dana Point, California 92629

All officers and directors
  as a group (2 persons)                         7,800,000                    69.1%                    69.1%

(1) The address of each of these persons is 712 Kitchawan Road, Ossining, New York, 10562. Ms. Cerami and Mr.
Learned Jeremiah Hand are wife and husband. Mr. Hand disclaims beneficial ownership of the shares held by his spouse. Mr. Cerami is the sole shareholder of Cerami Consulting and the shares listed as held by her in the above
table include 5,600,000 shares held of record by Cerami Consulting, Inc.She disclaims beneficial ownership of the shares held by Learned Jeremiah Hand. Dr. Anthony Cerami is the father of Carla Cerami Hand.
(2) Mr. Jehu Hand is the brother of Learned Jeremiah Hand.

                                                SELLING STOCKHOLDERS

    The shares of common stock of Wellstone offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby and will own no shares after the completion of the offering. The relationship, if any, between Wellstone and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
       Name and Address                                         Owned                          Total Shares

Jehu Hand                                                                800,000                     7.1%
24351 Pasto Road, #B
Dana Point, California 92629
(former president of Farallon)

Kimberly Peterson                                                        378,075                     3.4%
18776 Fairfax Lane
Huntington Beach, California 92648

Societe Financiere du Seujet, S.A.(1)                                     50,000                       *
14 Quai du Seujet
Geneva, Switzerland CH-1201

Elizabeth Rodelli                                                         50,000                       *
24901 Dana Point Harbor Drive
Suite 200
Dana Point, California 92629

Lewis V. Sykes                                                               625                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Iwona Alami                                                                   25                       *
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                             25                       *
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                    25                       *
13213 Ballestros
Chino, CA  91710

Sayoko Tanaka                                                                 25                       *
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                              25                       *
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                             25                       *
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                            25                       *
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                 50                       *
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

Shaun P. Mackin                                                               25                       *
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                                 625                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Vernon R. Gilbert                                                             25                       *
12131 Martha Ann Dr.
Los Alamitos, CA  90720

Richard B. Dunbar                                                            125                       *
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                                25                       *
1408 Posada
Newport Beach, CA 92660


Barbara A. Royall                                                             25                       *
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                                 625                       *
15871 Caltech Circle
Westminster, CA 92683

Jeffery A. Czerwinski                                                         75                       *
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                                625                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                               625                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                  125                       *
(Angela Sykes, Custodian)
7266 Rockridge Lane
Huntington Beach, CA 92648

Craig Kennedy                                                                 25                       *
831 Via Casitas
Greenbrae, CA  94904

Marvin Anderson                                                               25                       *
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                             25                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                           25                       *
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                 25                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                                25                       *
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                 25                       *
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                       25                       *
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                 25                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Audrey Gunsten                                                                25                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                               25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Mary K. Peterson                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimberly Roberts                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Randall Peterson                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Taylor Peterson                                                               25                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Debi K. P. Brandt                                                             25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kevin Brandt                                                                  25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Terance Brandt                                                                25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Connor Brandt                                                                 25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimber Brandt                                                                 25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kenna Brandt                                                                  25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Kellyn Brandt                                                                 25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Kira Brandt                                                                   25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Brian James Paterson                                                          25                       *
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                               25                       *
24351 Pasto Road #B
Dana Point, CA 92629

Keirstin Paterson                                                             25                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                                25                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Taylor Peterson                                                              125                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Richard K. Solosky                                                            25                       *
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                       25                       *
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                              25                       *
15871 Caltech Cir.
Westminster, CA  92683

Kristen J. Roberts                                                            25                       *
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                              25                       *
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                            25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                               25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                  25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                                25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                 25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                 25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                   50                       *
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Jolene Peterson                                                               25                       *
318 20th Street
Huntington Beach, CA  92648

M.D. Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

J.H. Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Jolene Hadley                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Roy Harward                                                                   25                       *
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                  25                       *
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                            25                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                  25                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                             50                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                              25                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Lunetta J. Peterson                                                           50                       *
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                             25                       *
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                              50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                               50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                        50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                    50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                 50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                 50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Richard M. Cobabe                                                             25                       *
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                           25                       *
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                        25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                             25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                              25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kanneth J. Cobabe                                                             25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                           25                       *
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                             25                       *
22001 Oak Grove
Mission Viejo, CA  92692

Paul Thomas                                                                   25                       *
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                              50                       *
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                        25                       *
318 20th Street
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                      25                       *
318 20th Street
Huntington Beach, CA 92648

R. Christopher Rhody                                                          25                       *
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                               25                       *
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                               50                       *
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                                25                       *
26 Deerfield
Irvine, CA  92714

Joel E. Hand                                                                  25                       *
3930 Montefrio Court
San Diego, CA 92130
Kristen Hand                                                                  25                       *
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand                                                      25                       *
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand                                                                   25                       *
2365 South East Regner
Gresham, Oregon 97080




         TOTAL                                                       1,284,200                             11.4%

-----------------------------------------------------------------------------
* Less than 1%
(1)   This corporation is controlled by Riccardo Mortara.
(2). Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti


                                               PLAN OF DISTRIBUTION

      Wellstone has applied to have its shares of common stock registered on the NASD's Electronic Bulletin Board. Wellstone anticipates once the shares are trading on the Electronic Bulletin Board the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Wellstone does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

     Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

     Wellstone will bear all costs of the offering in registering the shares but will bear no selling expense cost. Wellstone will use its best efforts to update the registration statement and maintain its effectiveness for 120 days.




                                                CERTAIN TRANSACTIONS

         Pursuant to an Agreement and Plan of Reorganization dated May 25, 2001, Wellstone Filters, Inc., a Delaware corporation formerly known as Farallon Corporation ("Wellstone") acquired all of the outstanding membership interests of Wellstone LLC in exchange for 10,000,000 shares of Wellstone's Common Stock. In addition, Wellstone issued 284,200 shares of common stock to a stockholder of Farallon in cancellation of debt of $2,842. Immediately following the transaction there are 11,284,200 shares outstanding. The terms of the acquisition were determined between the parties, who are related in that Learned Jeremiah Hand, the CEO of Wellstone, LLC , is the brother of Jehu Hand, the founder and president of Farallon.

         Carla Cerami Hand or Cerami Consulting Corporation have loaned various amounts to Wellstone for its capital requirements, as follows. The loans are due on demand, bear interest at 8% per annum and are represented by promissory notes.

       Date                                              Lender                                   Amount

    06/23/1999                               Carla Cerami Consulting Corp.                     $     500.00
    07/10/1998                               Carla Cerami Consulting Corp.                     $   6,700.00
    01/03/2000                               Carla Cerami                                      $   7,000.00
    03/03/2000                               Carla Cerami Consulting Corp.                     $  15,000.00

                                              DESCRIPTION OF SECURITIES

Common Stock

         Wellstone's Articles of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 1,000,000 shares were outstanding as of September 30, 2000. Wellstone has no plans to sell additional shares of common stock at this time, but reserves the right to do so to meet future operating requirements. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Wellstone, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Wellstone's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The shareholders have already approved a reverse or forward stock split as may be also approved by the board of directors, but no such stock split is contemplated.

Preferred Stock

         Wellstone's  Articles  of  Incorporation   authorize  the  issuance  of
1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         Wellstone's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Wellstone considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Wellstone's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Wellstone's common stock or any other series of preferred stock which Wellstone may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Wellstone.

         Wellstone intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 986-5400.

                                                    LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for Wellstone by Hand & Hand, a law corporation, Dana Point, California. The principal of Hand & Hand owns 800,000 shares of common stock.

                                                       EXPERTS

         The audited financial statements of Wellstone, LLC included in this Prospectus as of December 31, 2000 and 1999 have been audited by Tanner + Co., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The audited financial statements of Farallon included in this Prospectus as of June 30,2000 and 1999 have been audited by Thurman Shaw & Co., LLC,, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                                   INDEMNIFICATION

         Wellstone has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Wellstone's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Wellstone or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Wellstone or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Wellstone or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Wellstone where indemnification will be required or permitted. Wellstone is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Wellstone pursuant to the foregoing provisions, or otherwise, Wellstone has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Wellstone of expenses incurred or paid by a director, officer or controlling person of Wellstone in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wellstone will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Wellstone Filters, Inc.'s former independent accountant Thurman, Shaw & Co., LLC ("Thurman, Shaw") resigned from that capacity on August 6, 2001. The report by Thurman, Shaw on the financial statements of Wellstone Filters, Inc. dated January 12, 2001, including balance sheets as of June 30, 2000 and 1999 and the statements of operations, cash flows and statement of stockholders' equity for the years ended June 30, 2000 and 1999 and the period inception (April 20, 1994) to June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On August 6, 2001 Wellstone Filters, Inc. engaged Tanner + Co. as its new independent accountants. Prior to the engagement of Tanner + Co., Wellstone Filters, Inc. did not consult with Tanner + Co. on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on Wellstone Filters, Inc.'s or Wellstone, LLC's financial statements. Thurman, Shaw was provided by the disclosure set forth above and provided Wellstone Filters, Inc. with a letter to the effect that it did not disagree with the above statements as far as they related to Thurman, Shaw. A copy of Thurman Shaw's letter was filed as an exhibit to the Registration Statement.

------------------------------------------------------------------------------

                                              WELLSTONE FILTERS, INC.

                                             Financial Statement Index




Wellstone Filters, LLC

         Independent Auditors' Report                                                                 F-1

         Balance Sheets, December 31, 2000 and 1999                                                   F-2

         Statement of Operations, years ended December 31,
      2000 and 1999 and February 17,  1998
       (date of inception) to December 31, 2000                                                       F-3

         Statement of Changes in Members' Deficit, February 17,
           1998 (date of inception) to December 31, 2000                                              F-4

         Statement  of Cash Flows,  years ended  December  31, 2000 and 1999 and
      February 17, 1998
       (date of inception) to December 31, 2000                                                       F-5

         Notes to Financial Statements                                                                F-6

         Balance sheet, March 31, 2001 (unaudited)                                                    F-8

         Statement of Operations, three months ended March 31, 2001 and 2000 and
           February 17, 1998
       (date of inception) to March 31, 2001 (unaudited)                                              F-9

         Statement of Changes in Members' Deficit,  three months ended March 31,
           2001 and February 17,
           1998 (date of inception) to March 31, 2001 (unaudited)                                    F-10

         Statement of Cash Flows, three months ended March 31, 2001 and 2000 and
           February 17, 1998
       (date of inception) to March 31, 2001 (unaudited)                                             F-11

         Notes to Financial Statements                                                               F-12

Farallon Corporation

         Independent Auditors' Report                                                                F-13

         Balance Sheets, June 30, 2000 and 1999                                                      F-14

         Statements of Operations, years ended June 30,
       2000 and 1999 and April 20, 1994
       (date of inception) to June 30, 2000                                                          F-15







         Statement of Changes in Stockholders' Equity,
      April 20, 1994 (date of inception) to June 30,
      2000                                                                                           F-16

         Statement  of Cash Flows,  years ended June 30, 2000 and 1999 and April
      20, 1994
       (date of inception) to June 30, 2000                                                          F-17

         Notes to Financial Statements                                                               F-18

         Balance sheet, March 31, 2001 (unaudited)                                                   F-20

         Statement of Operations, nine and three months ended March 31, 2001 and
           2000 and April 20, 1994
       (date of inception) to March 31, 2001 (unaudited)                                             F-21

         Statement of Changes in Stockholder's Equity,
           nine months ended March 31, 2001 (unaudited)                                              F-22

         Statement of Cash Flows, three months ended March 31, 2001 and 2000 and
           April 20, 1994
       (date of inception) to March 31, 2001 (unaudited)                                             F-23

         Notes to Financial Statements                                                               F-24


Pro Forma Financial Statements                                                                       F-25




WELLSTONE FILTERS, LLC
(A Development Stage Company)
Financial Statements
December 31, 2000 and 1999

                                                 WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                            INDEPENDENT AUDITORS' REPORT




To the Members of
Wellstone Filters, LLC


We have audited the accompanying balance sheet of Wellstone Filters, LLC (a development stage company), as of December 31, 2000 and 1999 and the related statements of operations and stockholders' deficit, and cash flows for the years then ended and the period from June 26, 1998 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellstone Filters, LLC (a development stage company), as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended and the period from June 26, 1998(date of inception) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place the Company has incurred a loss and has a working capital deficit . These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TANNER + CO.

Salt Lake City, Utah
May 31, 2001

-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                         F-1


                               WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                                                                             Balance Sheet

                                                                                              December 31,
-------------------------------------------------------------------------------------------------------------------





                                                                             2000              1999
                                                                       -----------------------------------

              Assets

Cash                                                                   $           3,167$              426
                                                                       -----------------------------------

                  Total current assets                                 $           3,167$              426
                                                                       -----------------------------------


----------------------------------------------------------------------------------------------------------

              Liabilities and Members' Deficit

Accrued liabilities                                                    $           2,906$              770
Related party note payable                                                        29,200             7,200
                                                                       -----------------------------------

                  Total current liabilities                                       32,106             7,970
                                                                       -----------------------------------

Members' deficit                                                                 (28,939)           (7,544)
                                                                       -----------------------------------

                                                                       $           3,167$              426
                                                                       -----------------------------------









-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                        F-2


                                 WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                                                                   Statement of Operations

                                                February 17, 1998 (Date of Inception) to December 31, 2000
-------------------------------------------------------------------------------------------------------------------




                                                                                            Cumulative
                                                                                             Amounts
                                                                                              Since
                                                            2000             1999           Inception
                                                     -----------------------------------------------------

Revenues                                             $                             $-               $ -                -

General and administrative costs                                 21,395              969            29,039
                                                     -----------------------------------------------------

                  Net loss                           $          (21,395$            (969$          (29,039)
                                                     -----------------------------------------------------




-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                          F-3



                             WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                      Statement of Changes in Members' Deficit

                February 17, 1998 (Date of Inception) to December 31, 2000
--------------------------------------------------------------------------------




Balance, February 17, 1998 (date of inception)                                          $                  -

Capital contributed by new members                                                                     100

Net loss                                                                                            (6,675)
                                                                                        ------------------

Balance, December 31, 1998                                                                          (6,575)

Net loss                                                                                              (969)
                                                                                        ------------------

Balance, December 31, 1999                                                                          (7,544)

Net loss                                                                                           (21,395)
                                                                                        ------------------

Balance, December 31, 2000                                                              $          (28,939)
                                                                                        ------------------







-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                              F-4



                                  WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                  Statement of Cash Flows

               February 17, 1998 (Date of Inception) to December 31, 2000
--------------------------------------------------------------------------






                                                                                            Cumulative
                                                                                             Amounts
                                                                                              Since
                                                            2000             1999           Inception
                                                     -----------------------------------------------------

Cash flows from operating activities:
     Net loss                                        $          (21,395$            (969$          (29,039)
     Increase in accrued liabilities                              2,136              517             2,906
                                                     -----------------------------------------------------

                  Net cash used in
                  operating activities                          (19,259)            (452)          (26,133)
                                                     -----------------------------------------------------

Cash flows from financing activities:
     Members' contribution                                            -                -               100
     Proceeds from related party notes
       payable                                                   22,000              500            29,200
                                                     -----------------------------------------------------

                  Net cash provided by
                  financing activities                           22,000              500            29,300
                                                     -----------------------------------------------------

Net increase in cash                                              2,741               48             3,167

Cash, beginning of period                                           426              378                 -
                                                     -----------------------------------------------------

Cash, end of period                                  $            3,167$             426$            3,167
                                                     -----------------------------------------------------




------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                F-5

                                             WELLSTONE FILTERS, LLC
                          (A Development Stage Company)


                          Notes to Financial Statements


----------------------------------------------------------------------------



                          Notes to Financial Statements

                           December 31, 2000 and 1999
------------------------------------------------------------------------------


1.   Organization
     and
     Summary of
     Significant
     Accounting
     Policies
Organization
Wellstone Filters, LLC (the Company) was organized as a Delaware limited liability company on February 17, 1998 (date of inception). The Company's certificate of formation limits its existence to December 31, 2038.

The Company is engaged in the development and marketing of a proprietary cigarette filter technology; however, the Company has not commenced planned principal operations and has not recognized any revenues related to such planned operations. Accordingly, the Company is considered a development stage company as defined in SFAS No. 7.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


Limited Liability Company - Income Tax Status
The Company, with the consent of its members has elected under the Internal Revenue Code to be taxed as a Limited Liability Company (LLC). In lieu of income taxes, the members of an LLC are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.


Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


-------------------------------------------------------------------------

                                       WELLSTONE FILTERS, LLC
                          (A Development Stage Company)


                          Notes to Financial Statements
                                              Continued

------------------------------------------------------------------------------


2.   Going
     Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit in working capital, in members' equity, and has incurred sustained losses. These conditions raise substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


The Company's ability to continue as a going concern is subject to the attainment of profitable operations or obtaining necessary funding from outside sources. However, there can be no assurance they will be successful in such efforts.


3.   Related
     Party Notes
     Payable
The related party notes payable consist of loans from officers of the Company. The amounts are unsecured, bearing interest at 8% and are due on demand.


4.   Supplemental
     Cash Flow
     Information
No amounts were paid for income taxes during the period from February 17, 1998 (date of inception) to December 31, 2000.


Amounts  paid  for  interest   during  2000  and  1999  were  $2,136  and  $516,
respectively.






                                              WELLSTONE FILTERS, LLC
                                           (A Development Stage Company)
                                                   BALANCE SHEET
                                                    (Unaudited)

                                                      ASSETS

                                                                                               June 30, 2001



Current Assets
        Cash                                                                                $             3,098


        Total Current Assets                                                                $             3,098




                                         LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
        Related party note payable                                                          $            29,200
        Accrued liabilities                                                                               6,573

        Total Current Liabilities                                                           $            35,773

        Members' Deficit                                                                               (32,675)



                                                                                                          3,098


                                        F-8




                                              WELLSTONE FILTERS, LLC
                                           (A Development Stage Company)
                                              Statement of Operations
                                                    (unaudited)
                                                                                            Cumulative
                                                             Six Months Ended                 amounts since
                                                                 June 30,                       inception


                                                           2000            2001


Revenues                                               $          --  $          --   $          --

General and Administrative Expense                                 $20,226        $3,736           32,775


Net (Loss)                                             $    (20,226)  $     (3,736)   $    (32,775)





                                              WELLSTONE FILTERS, LLC
                                           (A Development Stage Company)
                                     Statement of Changes in Members' Deficit
                                                    (unaudited)



Balance, December 31, 2000                                                            $    (28,939)

Net loss                                                                                    (3,736)



Balance, June 30, 2001                                                                $    (32,775)









                                              WELLSTONE FILTERS, LLC
                                           (A Development Stage Company)
                                              Statement of Cash Flows
                                                   (unaudited)

                                   Cumulative
                                                             Six Months Ended                 amounts since
                                                                 June 30,                       inception


                                                           2000            2001




Cash flows from operating activities:

      Net loss                                         $    (20,226)  $     (3,736)   $    (32,775)
      Increase in accrued liabilities                           967            3,667           6,573

           Net cash used in operating
           activities                                       (19,259)             31        (26,202)

Cash flows from financing
  activities

      Members' contribution                                                                     100
      Proceeds from related party notes
      payable                                                 22,000                         29,200

           Net cash provided by financing
           activities                                         22,000                         29,300


Net increase in cash                                           2,741           (69)           3,098

Cash, beginning of period                                        426          3,167              --


Cash, end of period                                    $       3,167  $       3,098   $       3,098





                                              WELLSTONE FILTERS, LLC
                                           (A Development Stage Company)
                                       Notes to Interim Financial Statements
                                                   (unaudited)
1.    Comments

      The accompanying financial statements are unaudited, but in the opinion of the management of the Company, contain all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position at June 30, 2001, the results of operations for the six months ended June 30, 2001 and 2000, and the cash flows for the six months ended June 30, 2001 and 2000.

      Reference is made to the Company's Financial Statements for the year ended December 31, 2000 and 1999.

2.    Supplemental Cash Flow Information.

      No amounts were paid for income taxes during the six months ended June 30, 2001 and 2000.

      Amounts paid for interest during the six months ended June 30, 2001 and 2000 were $ 1,168 and $968, respectively. the full fiscal year ending June 30, 2001.
                                  F-12

-----------------------------------------------------------------------------




                                           INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
Farallon Corporation
Dana Point, California


We have audited the statements of financial position of Farallon Corporation (a company in the development stage) as of June 30, 2000 and 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and cumulative for the period April 20, 1994 (date of inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farallon Corporation (a company in the development stage) as of June 30, 2000 and 1999, and the results of its operations, changes in stockholders' equity and cash flows for the period April 20, 1994 (date of inception) through June 30, 2000, in conformity with generally accepted accounting principles.

THURMAN SHAW & CO., L.C.


Bountiful, Utah
January 12, 2001

                                       F-13


FARALLON CORPORATION
(A Company in the Development Stage)            Statements of Financial Position



ASSETS
                                                                                    June 30,         June 30,
                                                                                      2000             1999


Current Assets - cash                                                               $                $
     OTHER ASSETS
            Organization costs, net of accumulated
            amortization of $1,015 and $1,015

     TOTAL ASSETS                                                                   $                $

LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
     Accounts payable                                                               $    108         $     108
     Accounts payable- related party                                                   1,900               993

            Total current liabilities                                                  2,008             1,101
                                                                                       -----             -----


STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value; 1,000,000 shares authorized; no shares issued and outstanding

Common Stock, $.001 par value; 20,000,000 shares
  authorized; 1,000,000 shares issued and outstanding                                  1,000             1,000

Additional paid-in capital                                                                15                15

Accumulated deficit during the development stage                                     (3,023)           (2,116)


     Total stockholders' equity                                                      (2,008)           (1,101)



     Total liabilities and stockholders' equity                                     $                $






                                          F-14
                                  See    accompanying    notes   to    financial
statements.



FARALLON CORPORATION
(A Company in the Development Stage)                                                       Statements of Operations


                                                                                                     Cumulative
                                                                                                        from
                                                                                       FOR THE                 Inception
                                                                                     YEAR ENDED   (April 20, 1994)
                                                                                                         To
                                                               June 30, 2000       June 30, 1999    June 30, 2000



Revenues                                                      $                  $                 $

Operating expenses

    General and administrative                                         907              633           2,008
    Amortization                                                                        157              1,015
Total operating expenses                                               907              790           3,023


Net (loss)                                                    $        (907)     $         (790)   $      (3,023)

Basic and diluted net loss per share                             $-         $       -         $       -


Weighted average number
 of common shares use                                              1,000,000         1,000,000        1,000,000











                                          F-15




















                                  See    accompanying    notes   to    financial
statements.



FARALLON CORPORATION                                                                           Statement of Changes in Stockholders'
(A Development Stage Company)                                                                 Equity From Inception (April 20, 1994)
                                                                                                               Through June 30, 2000
                                                                                                    Accumulated
                                                                                                      Deficit
                                                        Common Stock              Additional        During the
                                                                                    Paid-In         Development
                                                  Shares            Amount          Capital            Stage           Total
Issuance of common stock
    for cash, April 20, 1994                     1,000,000       $      1,000    $         15       $        --     $     1,015

Net (loss)                                                                 --              --              (42)            (42)

Balances at June 30, 1994                        1,000,000              1,000              15              (42)             973

Net (loss)                                              --                 --              --             (338)           (338)

Balances at June 30, 1995                        1,000,000       $      1,000    $         15       $     (380)     $       635

Net (loss)                                              --                 --              --             (320)           (320)

Balances at June 30, 1996                        1,000,000       $      1,000    $         15       $     (700)     $       315

Net (loss)                                              --                 --              --             (314)           (314)

Balances at June 30, 1997                        1,000,000       $      1,000    $         15       $   (1,014)     $         1

Net (loss)                                              --                 --              --             (312)           (312)

Balances at June 30, 1998                        1,000,000       $      1,000    $         15       $   (1,326)     $     (311)

Net (loss)                                              --                 --              --             (790)           (790)

Balances at June 30, 1999                        1,000,000       $      1,000    $         15       $   (2,116)     $   (1,101)

Net (loss)                                              --                 --              --             (907)           (907)

Balances at June 30, 2000                        1,000,000       $      1,000    $         15       $   (3,023)     $   (2,008)










                                         F-16
                             The  accompanying  notes  are an  integral  part of
these financial statements.




FARALLON CORPORATION                                                                                        Statements of Cash Flows
(A Company in the Development Stage)                                                              Years Ended June 30, 2000 and 1999
                                                                     and Cumulative from Inception (April 20, 1994) to June 30, 2000



                                                                                                            CUMULATIVE
                                                                                                               FROM
                                                                                                             INCEPTION
                                                                                                         (April 20, 1994)
                                                                                                                TO
                                                                     2000               1999               June 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES

    Net (Loss)                                                   $      (907)       $      (790)           $     (3,023)

    Adjustments to reconcile net loss to cash flows from operating activities:
        Amortization                                                        --                    157             1,015
        Changes in current assets and liabilities:
          Increase in accounts payable                                            907             633             2,008

    Net cash flows from operating activities                                 --                --                 --

CASH FLOWS FROM INVESTING ACTIVITIES
    Organization Costs                                                    --                     --              (1,015)
    Net cash flows from investing activities                                --                --                 (1,015)


CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from sale of common stock                                           --                --             1,015

    Net Cash flows from financing activities                                      --                --            1,015


Net increase (decrease) in cash                                                     --                     --            --

Cash balance at beginning of period                                                       --          --                --

Cash balance at end of period                                            $         --           $          --   $      --


















                                             F-17
                                   See    accompanying    notes   to   financial
statements.

FARALLON CORPORATION                            Notes to Financial Statements
(A Company in the Development Stage)        Years Ended June 30, 2000 and 1999

1.        ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          The Company was incorporated under the laws of the State of Delaware on April 20, 1994, for the purpose of seeking out business opportunities, including acquisitions. The Company is in the development stage and will be very dependent on the skills, talents, and abilities of management to successfully implement its business plan. Due to the Company's lack of capital, it is likely that the Company will not be able to compete with larger and more experienced entities for business opportunities which are lower risk and are more attractive for such entities. Business opportunities in which the Company may participate will likely be highly risky and speculative. Since inception, the Company's activities have been limited to organizational matters. Organizational costs are amortized on a straight-line basis over five years.

          Basic and Diluted Loss Per Share

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No.128, Earnings Per Share. Statement No. 128 revised the manner in which loss per share is calculated. Basic and diluted loss per common share was restated for all periods presented; however, the effect of the change to loss per share as previously presented for those periods was not material.

          Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to stock options. There were no stock options outstanding as of June 30, 2000. Therefore, basic and diluted loss per share is the same.

          Cash and Cash Equivalents

          The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

          Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.        RELATED PARTY TRANSACTIONS

          The Company currently receives the use of office space free of charge from an officer of the Company. The fair market value of the office space in the same geographic region is $20 per month.

3.        INCOME TAXES

          The fiscal year end of the Company is June 30th and an income tax return has not been filed. However, if an income tax return had been filed, the Company would have a net operating loss carryforward of $3,023 that would begin expiring in the year 2009.

4.        STOCK OPTION PLAN

          The Company has stock option plans for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The Stock Option Committee of the Board determines the option price which cannot be less than the fair market value at the date of the grant of 110% of the fair market value if the Optionee holds 10% or more of the Company's common stock. The price per share of shares subject to a Non-Qualified Option shall not be less than 85% of the fair market value at the date of the grant. Options generally expire either three months after termination of employment, or ten years after date of grant (five years if the optionee holds 10% or more of the Company's common stock at the time of grant). No options have been granted under the plan.



                                                          FARALLON CORPORATION
                                         (A Company in the Development Stage)

                                                             BALANCE SHEETS
                                                            (unaudited)


                                                                 ASSETS

                                                                                            June 30,          March 31,
                                                                                              2000              2001




              TOTAL ASSETS                                                                  $                 $



                                                  LIABILITIES AND STOCKHOLDERS' EQUITY



CURRENT LIABILITIES
              Accounts payable                                                              $     108         $     158
              Accounts payable - related party                                                  1,900             2,684


              TOTAL LIABILITIES                                                             $   2,008         $   2,842

STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value; 1,000,000 shares authorized; no shares issued and outstanding

Common Stock, $.001 par value; 20,000,000 shares
  authorized; 1,000,000 shares issued and outstanding                                           1,000             1,000

Additional paid-in capital                                                                         15                15

Accumulated deficit during the development stage                                              (3,023)           (3,857)


              TOTAL STOCKHOLDERS' EQUITY                                                      (2,008)           (2,842)



TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                  $                 $



                                The  accompanying  notes are an integral part of
the financial statements.



                                                          FARALLON CORPORATION
                                                  (A Company in the Development Stage)

                                                        STATEMENTS OF OPERATIONS



                                                                                                                       CUMULATIVE
                                                   FOR THE NINE                         FOR THE THREE                FROM INCEPTION
                                                   MONTHS ENDED                         MONTHS ENDED                (April 20, 1994)
                                                     March 31,                            March 31,                        TO
                                              2001             2000               2001                 2000          March 31, 2001






REVENUES                                $                 $                 $                     $                   $



OPERATING EXPENSES

  General and Administrative                       834               542                 834                                   2,842
  Amortization                                                                                                                 1,015


TOTAL OPERATING EXPENSES                           834               542                 834                                   3,857


NET (LOSS)                                       (834)             (542)               (834)      $                   $      (3,857)

NET (LOSS) PER SHARE                    $        (Nil)    $        (Nil)    $          (Nil)      $                   $        (Nil)




WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                       1,000,000         1,000,000           1,000,000          1,000,000            1,000,000



































                                          F-21
                             See accompanying Notes to Financial Statements.




FARALLON CORPORATION                                                                           Statement of Changes in Stockholders'
(A Development Stage Company)                                                                              Equity From July 1, 2000
                                                                                                              Through March 31, 2001
                                                                                                    Accumulated
                                                                                                      Deficit
                                                        Common Stock              Additional        During the
                                                                                    Paid-In         Development
                                                  Shares            Amount          Capital            Stage           Total




Balances at June 30, 2000                        1,000,000       $      1,000    $         15       $   (3,023)     $   (2,008)
Net (loss) (unaudited)                                  --                 --              --             (834)           (834)

Balances at March 31,
   2001 (unaudited)                              1,000,000       $      1,000    $         15       $   (3,857)     $   (2,842)






                                                          FARALLON CORPORATION
                                                  (A Company in the Development Stage)

                                                        STATEMENTS OF CASH FLOWS

                                                                                                                       CUMULATIVE
                                                   FOR THE NINE                         FOR THE THREE                FROM INCEPTION
                                                   MONTHS ENDED                         MONTHS ENDED                (April 20, 1994)
                                                     March 31,                            March 31,                        TO
                                              2001             2000               2001                 2000          March 31, 2001



CASH FLOWS FROM OPERATING
ACTIVITIES

  Net (Loss)                            $        (834)    $        (542)    $          (834)      $                   $      (3,857)

  Add item not requiring the
   use of cash - amortization                                                                                                  1,015

  Increase (decrease) in accounts
   payable                                         834               542                 834                                   2,842



  Net cash flows from operating
   activities

CASH FLOWS FROM INVESTING ACTIVITIES
  Organizational Costs                                                                                                       (1,015)



CASH FLOWS FROM FINANCING
  ACTIVITIES
   Sale of Common Stock                                                                                                        1,015


  Net Cash flows from financing
   activities                                                                                                                  1,015

NET INCREASE (DECREASE) IN CASH

CASH BALANCE AT BEGINNING
  OF PERIOD



CASH BALANCE AT END OF
  PERIOD                                $                 $                 $                     $                   $

                                                  F-23























                       See accompanying Notes to Financial Statements.

                                               FARALLON CORPORATION
                                       (A Company in the Development Stage)

                                      NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                    (UNAUDITED)
                                                  March 31, 2001


1.       Comments

         The accompanying financial statements are unaudited, but in the opinion of the management of the Company, contain all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position at March 31, 2001, the results of operations for the nine and three months ended March 31, 2001 and 2000, and the cash flows for the nine and three months ended March 31, 2001 and 2000.

         Reference is made to the Company's Form 10-KSB for the year ended June 30, 2000. The results of operations for the nine and three months ended March 31, 2001 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending June 30, 2001.

Pro Forma Financial Information

        The following proforma balance sheets includes the historical financial statements of Wellstone, LLC and the Registrant as of December 31, 2000 and June 30, 2001, the proforma adjustments assuming the acquisition of Wellstone LLC by the Registrant was effected as of December 31, 2000 and June 30, 2001, and the resulting proforma balance sheets. The following proforma statements of operations present historical operating information of Wellstone LLC and the Registrant for the year and 12 months ended December 31, 2000, and the six months ended March 31, 2001, respectively, with the proforma adjustments being made on the assumption that the acquisition was made on January 1, 2000 and 2001, respectively. The acquisition has been accounted for as a purchase with Wellstone LLC deemed to be the acquiring entity. The proforma financial statements below are unaudited and are not necessarily indicative of the actual results that might have occurred had the acquisition been made as of the dates indicated.




                                                       Wellstone Filters, Inc.
                                                       Proforma Balance Sheet
                                                          December 31, 2000


                                                                  Farallon                           Proforma
                                           Wellstone, LLC        Corporation   Proforma         Balance
                                             Historical          Historical     Adjustments(1)(2)      Sheet



Current Assets--Cash                                  3,167                                                 3,167

        Total Current Assets                          3,167                                                 3,167

Total Assets                           $              3,167 $                  $                  $         3,167



Current Liabilities
    Related party payables                           29,200              1,900           (1,900)           29,200
    Accrued liabilities                               2,906                108             (108)            2,906
Total Current Liabilities                            32,106              2,008           (2,008)           32,106


    Members' Capital                                    100                                (100)

    Common Stock                                                         1,000            10,284           11,284
    Additional Paid in Capital                                              15          (11,199)         (11,284)
 Retained Earnings
(deficit)                                          (29,039)            (3,023)             3,023         (29,039)


    Total Equity                                   (28,939)            (2,008)             2,008         (28,939)


                                       $              3,167 $                  $                  $         3,167





                                                       Wellstone Filters, Inc.
                                                       Proforma Balance Sheet
                                                           March 31,  2001

                                                                  Farallon                           Proforma
                                           Wellstone, LLC        Corporation   Proforma         Balance
                                             Historical          Historical     Adjustments(1)(2)      Sheet




Current Assets--Cash                                  3,098                                                 3,098

        Total Current Assets                          3,098                                                 3,098

Total Assets                           $              3,098 $                  $                  $         3,098



Current Liabilities
    Related party payables                           29,200              1,900           (1,900)           29,200
    Accrued liabilities                               6,573                108             (108)            6,573
Total Current Liabilities                            35,773              2,008           (2,008)           35,773


    Members' Capital                                    100                                (100)

    Common Stock                                                         1,000            10,284           11,284
    Additional Paid in Capital                                               15          (11,199)         (11,284)
    Retained Earnings
(deficit)                                          (32,775)            (3,023)             3,023         (32,775)


    Total Equity                                   (32,675)            (2,008)             2,008         (32,675)


                                       $              3,098 $                  $                  $         3,098







                                                       Wellstone Filters, Inc.
                                                      Proforma Income Statement
                                                Twelve months ended December 31, 2000

                                                                                                  Proforma
                                           Wellstone, LLC         Farallon          Proforma          Income
                                             Historical          Historical        Adjustments    Statement




General and Administrative                           21,395                365                             21,760




Net (Loss)                             $           (21,395) $            (365) $                  $      (21,760)






                                                       Wellstone Filters, Inc.
                                                      Proforma Income Statement
                                                   Six months ended June 30, 2001

                                                                                                  Proforma
                                           Wellstone, LLC         Farallon          Proforma          Income
                                             Historical          Historical        Adjustments    Statement




General and Administrative                           20,226                834                             21,060




Net (Loss)                             $             20,226 $            (834) $                  $      (21,060)





                                                    Notes to Proforma Statements

    1. In connection with the acquisition of Wellstone LLC the Registrant issued 10,000,000 shares of common stock. An additional 284,200 shares were issued in exchange for cancellation of debt of $2,842 to a shareholder.

    2. The retained earnings deficit of Farallon has been eliminated in connection with the acquisition. The Member interest in Wellstone LLC also was eliminated.

---------------------------------------------------------------------------

-------------------------------------------------------------------------------
         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Wellstone. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                   TABLE OF CONTENTS
                                                 Page

Prospectus Summary..........................       2
Risk Factors................................       3
Additional Information......................       6
Dividend Policy.............................       7
Market Price of Common Stock................       7
Plan of Operation...........................       7
Business....................................       8
Management..................................      13
Principal Shareholders......................      16
Selling Stockholders........................      16
Plan of Distribution........................      23
Certain Transactions........................      23
Description of Securities...................      24
Legal Matters...............................      25
Experts.....................................      25
Changes in And Disagreements with
  Accountants...............................      25
Financial Statements........................      27







                WELLSTONE FILTERS, INC.





                   1,284,200 SHARES






                      PROSPECTUS







                    August __, 2001

--------------------------------------------------------------------------------

                                               WELLSTONE FILTERS, INC.
------------------------------------------------------------------------------
                                                       PART II


Item 24.    Indemnification of Directors and Officers.

            Wellstone has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Wellstone's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Wellstone or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Wellstone or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Wellstone or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Wellstone where indemnification will be required or permitted. Wellstone is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution.

               Filing fee under the Securities Act of 1933             $          321.05
               Printing and engraving(1)                               $          300.00
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $          678.95

               TOTAL                                                   $        8,000.00


(1)      Estimates

Item 26. Recent Sales of Unregistered Securities.

         On May 25, 2001, the Company issued 10,000,000 shares to 14 persons in exchange for all of the membership interests in Wellstone Filters, LLC. In addition, the Company issued 284,200 shares to one person in exchange for cancellation of debt of $2,842. The exemption relied upon was Section 4(2) of the Securities Act.
No public solicition was utilized in the transaction.

Item 27.    Exhibits and Financial Schedules


2.  Plan of acquisition, reorganization, arrangement, liquidation or succession.

            2.1.Agreement and Plan of Reorganization, dated February May 25, 2001, between the Registrant and
            Wellstone LLC. (1)

3.          Certificate of Incorporation and Bylaws

            3.1.      Articles of Incorporation(1)
            3.2       Articles of Amendment(1)
            3.3       Bylaws(1)

5.     Opinion of Hand & Hand as to legality of securities being registered.(1)

10.         Material Contracts
               10.1 Stock Option Plan(1)

16.1        Letter from Thurman, Shaw & Co., LLC.(1)

21.         Subsidiaries of the small business issuer-None.

23.         Consents of Experts and Counsel

23.1                  Consent of Tanner + Co.(2)
                      23.2   Consent of Thurman, Shaw & Co., LLC(1)
                      23.3   Consent of Hand & Hand included in Exhibit 5 hereto

27.         Financial Data Schedule(1)

          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
          (b) Financial Statement Schedules

          All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)       Filed herewith.
(2) To be filed by amendment

Item 28.  Undertakings.

          (a)     The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii)
Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                           (iii)

          Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3)  File  a  post   effective   amendment   to  remove   from
registration any of the securities that remain unsold at the end of the offering.

          (d) To provide to the underwriter at the Closing specified in the underwriting agreement certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ?Act?) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (f)     The undersigned small business issuer hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                     SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ossining, State of New York on July 31, 2001.

                                                     WELLSTONE FILTERS, INC.



                                                      By:  /s/
                                                           Learned Jeremiah Hand
                                                           CEO

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on July 31, 2001.


By:     /s/Carla Cerami Hand                    President and Director
        Carla Cerami Hand                    (principal executive officer)



By:     /s/Learned Jeremiah Hand    CEO, Chief Financial Officer and Director
        Learned Jeremiah Hand      (principal accounting and financial officer)